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                                                                      EXHIBIT 12
                                                                      ----------



           THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE IS SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT") AMONG EXCHANGE APPLICATIONS, INC., EXSTATIC SOFTWARE, INC. AND THE PURCHASERS THEREIN, DATED AS OF JULY 26, 2001, AS AMENDED FROM TIME TO TIME, AND THE HOLDERS OF THIS DEBENTURE ARE ENTITLED TO THE BENEFITS THEREOF.

                           EXCHANGE APPLICATIONS, INC.

                             12% SENIOR SUBORDINATED
                              CONVERTIBLE DEBENTURE

                                                              New York, New York
U.S. $7,241,307.37                                                 July 26, 2001


         SECTION 1. GENERAL; INTEREST; ADJUSTMENTS.

                  (a) General. For value received, EXCHANGE APPLICATIONS, INC., a Delaware corporation (the "Company") and EXSTATIC SOFTWARE, INC. (f/k/a Gino Borland, Inc.), a Washington corporation ("eXstatic") (the Company and eXstatic, including any successors of the Company or eXstatic (by way of merger, consolidation, sale or otherwise) together, the "Payors"), hereby promise to pay to the order of each payee set forth on Schedule 1 hereto, or each such payee's respective assigns (each, a "Payee" and together, the "Payees"), the principal amount set forth opposite each Payee's name on Schedule 1 hereto or such lesser principal amount, plus any accrued and unpaid interest thereon, which may be outstanding hereunder on the earlier to occur of: (i) January 10, 2005 (the "Maturity Date") and (ii) the date of the occurrence of any event prior to the Maturity Date, as expressly set forth in Section 2 and Section 3 hereof. The unpaid principal amount of this Debenture set forth opposite each Payee's name on Schedule 1 hereto, and the accrued and unpaid interest thereon, shall be payable by wire transfer of immediately available funds to the account of each Payee or by certified or official bank check payable to each Payee mailed to each Payee at the address of each Payee as set forth on the records of the Payors or such other address as shall be designated in writing by each Payee to the Payors. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.
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                  (b) Interest. The Payors promise to pay interest on the
outstanding principal amount of this Debenture at the rate of 12% per annum; provided, however, that upon the occurrence of an Event of Default, the Payors promise to pay interest on the outstanding principal amount of this Debenture at 14% from the date that such Event of Default has occurred and is continuing until the date such Event of Default is cured, waived in writing by the Payees or otherwise satisfied by the Payors in full (the "Interest Amount"). The Payors shall pay interest quarterly in arrears on each of March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "Interest Payment Date"). Interest shall be payable, at the option of the Payors, in (i) cash by wire transfer of immediately available funds equal to such Interest Amount, (ii) the principal amount of additional Debentures equal to the aggregate Interest Amount due to the Payees on such Interest Payment Date ("PIK Debentures") or (iii) a combination of cash and PIK Debentures. The Payors shall signify their election to make payment of an Interest Amount in the form of cash or PIK Debentures, or a combination of cash and PIK Debentures, by notifying each Payee of such election within 20 days of each Interest Payment Date; provided, however, that if the cash payment of the Interest Amount is prohibited by the Subordination Agreement, payment shall be automatically made in PIK Debentures. Interest on this Debenture shall accrue daily, and compound quarterly, from the date of issuance until the date of repayment in full of the principal amount of this Debenture, plus any accrued and unpaid interest thereon. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. Subject to applicable law, any interest that shall accrue on overdue interest on this Debenture as provided in this Section 1(b) and shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Debenture.

                  (c) Adjustments. The Payors irrevocably authorize the Payees to make, or cause to be made, an appropriate notation on the grid attached as
Schedule 1 hereto, or the continuation of such grid or any other similar record, including computer records, to reflect any changes to the allocations among the Payees and any adjustments thereto, as appropriate. The Payees shall provide to the Payors an update of Schedule 1 to reflect any such allocations or adjustments. The outstanding amount of this Debenture set forth on such grid, or the continuation of such grid, or any other similar record, including computer records maintained by the Payees with respect to this Debenture, shall be prima facie evidence of the principal amount, and the accrued interest thereon, owing and unpaid by the Payors to the Payees, but the failure to record, or any error in so recording any such amount on any such grid, or any continuation thereof, or other record shall not limit or otherwise affect the obligation of the Payors hereunder to make payments of principal and interest on this Debenture when due. Each Payor can rely on the latest copy of Schedule 1 delivered to each Payor by the Payees.

                  (d) Each Payor shall be jointly and severally liable to the Payees for all of the monetary and other obligations of the Payors under this Debenture.


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     SECTION 2. PREPAYMENT.

                  (a) Prepayment at the Option of the Payors. The principal amount of this Debenture, together with the accrued and unpaid interest thereon, may not be prepaid in whole or in part at the option of the Payors at any time.

                  (b) Prepayment at Option of the Payees. At any time following the earlier of (i) the occurrence of each Event of Default (and only during the continuation of each such Event of Default), (ii) immediately upon (or immediately prior to) the consummation of a Liquidity Event or (iii) January 10, 2004, each Payee may elect, at any time and from time to time, to have each Payor prepay in whole or in part the aggregate principal amount of this Debenture, plus any accrued and unpaid interest thereon (the "Prepayment Amount"), at a price equal to the sum of (x) the product of (1) the Prepayment Amount (excluding any accrued and unpaid interest thereon) and (2) 103%, plus
(y) any accrued and unpaid interest thereon calculated on the date (a "Prepayment Date") of such prepayment (the "Prepayment Price"). Each Payee shall give written notice to the Payors of such election (the "Notice of Election"), whereupon the Payors shall be obligated to prepay such Prepayment Amount on such Prepayment Date, which date shall be determined by the Payors, but in any event shall not be later than 10 days after the date on which the Notice of Election is delivered to the Payors. All such prepayments shall be made by wire transfer of immediately available funds to a bank account designated by each Payee.

                  (c) General.

                  (i) The Payees shall not be entitled to any interest accruing on the Prepayment Amount after the payment of such Prepayment Amount by the Payors to the Payees on the Prepayment Date.

                  (ii) Anything contained in this Section 2 to the contrary notwithstanding, the outstanding principal amount of this Debenture, plus any accrued but unpaid interest thereon, shall remain subject to optional prepayment provisions of this Section 2 and the optional conversion provisions of Section 4 at all times up to date on which the full amount of the principal amount of this Debenture, plus any accrued but unpaid interest thereon, is paid in full to the Payees.

         SECTION 3. EVENTS OF DEFAULT.

         1. Definition. In each case of the happening of the following events (each of which is an "Event of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, a "Default"):

                  (a) if a default occurs in the due observance or performance of any covenant or agreement of the Payor to be observed or performed pursuant to the terms of the Financing Documents and such default shall continue for more than fifteen (15) days after notice thereof from any such Payee;

                  (b) if a default occurs in the payment of any principal or interest under the Convertible Debentures, whether at the stated date of maturity or any accelerated date of maturity or any other date fixed for payment;


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                  (c) if any representation or warranty of the Payor or any of its Subsidiaries in any Financing Document or in any other document or instrument delivered pursuant to the Purchase Agreement shall prove to have been false in any material respects (with the foregoing materiality standard not to be construed in any manner giving duplicative effect to any materiality standard contained in the terms of such representation and warranty) upon the date when made or deemed to have been made;

                  (d) if a default occurs in the due observance or performance of any covenant or agreement on the part of any Payor to be observed or performed pursuant to the terms of such Payor's or any Subsidiary's Indebtedness in an aggregate principal amount in excess of $500,000 (other than Indebtedness evidenced by the Loan and Security Agreement, dated April 25, 2001 (the "SVB Facility") among the Payors and Silicon Valley Bank ("SVB");

                  (e) if (i) a default occurs in the payment of any principal or interest under the SVB Facility, (ii) SVB accelerates the payment of principal or interest under the SVB Facility, or (iii) SVB commences an enforcement action against any Payor or any Subsidiary thereof to collect such Indebtedness or otherwise enforce its rights of any amount due under the SVB Facility;

                  (f) if a default occurs in the due observance or performance of any covenant or agreement, including but not limited to, the failure of the Company or any Subsidiary to pay any stated amount or any accrued and unpaid dividends in the Series A Preferred Stock when the same shall become due or payable at anytime, or the breach of any representation or warranty on the part of the Company or any Subsidiary to be observed or performed pursuant to the terms of the documentation entered into in connection with the issuance of the Series A Preferred Stock by the Company to the Payees and such default shall continue for more than fifteen (15) days after the notice thereof from any Payee;

                  (g) if any Payor shall (1) discontinue its business, (2) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (3) admit in writing its inability to pay its debts as they mature, (4) make a general assignment for the benefit of creditors, or (5) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation Laws, or an answer admitting the material allegations of a petition filed against it in any Proceeding under any such Law;

                  (h) there shall be filed against any Payor an involuntary petition seeking reorganization of such Payor or the appointment of a receiver, trustee, custodian or liquidator of such Payor or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency Law of any jurisdiction, whether now or hereafter in effect and such petition or appointment shall continue unstayed and in effect for a period of 30 consecutive days; and

                  (i) if final judgment(s) for the payment of money in excess of an aggregate amount of $500,000 not covered by insurance shall be rendered against any Payor and shall remain undischarged for a period of 30 consecutive days during which such judgment and any levy or execution thereof shall not have been effectively stayed or vacated;


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then, upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Payees, any and all Indebtedness of the Payors to the Payees under this Debenture shall immediately become due and payable, including as to principal and interest (including any deferred interest and any accrued and unpaid interest), without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in the Purchase Agreement or other evidence of such indebtedness to the contrary notwithstanding.

         2. Remedies on Default, Etc.

         In case any one or more Events of Default shall occur and be continuing and acceleration of this Debenture or any other Indebtedness of the Payors to the Payees shall have occurred, each Payee may, among other things, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate Proceeding, whether for the specific performance of any agreement contained herein or any of the other Financing Documents, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by Law. No right conferred upon each Payee hereby or by the Purchase Agreement shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

         SECTION 4. CONVERSION OF THIS DEBENTURE.

                  (a) Conversion of the Option of the Payees. From and after the 10th day following the date of mailing of the notice to the Company's stockholders pursuant to NASD Rule 4350(i)(2), subject to and in compliance with the applicable provisions of this Section 4, each Payee shall have the right, at such Payee's option, at any time and from time to time, to convert all or any portion of its percentage allocation of the principal amount of this Debenture, plus any accrued and unpaid interest thereon up to the conversion date (the "Conversion Amount"), into that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (1) the sum of (x) the product of (A) the Conversion Amount (excluding any accrued and unpaid interest thereon) and (B) 103% plus (y) any accrued and unpaid interest thereon calculated on any conversion date, by (2) the Conversion Price, as last adjusted and then in effect. The "Conversion Price" shall initially equal $.43447. The Conversion Price shall be subject to adjustment from time to time as set forth in paragraph (b) below. The Payors shall give the Payees not less than 30 Business Days prior notice of a Sale of the Company, including the price and material terms and conditions thereof, in order to provide the Payees reasonable opportunity to consider whether to convert the Convertible Debentures into Common Stock at or prior to such Sale of the Company. If the price or material terms or conditions of such transaction thereafter change, the Payors shall promptly deliver written notice to the Payees specifying such changes. Upon conversion, the Company will issue cash in lieu of fractional shares of Common Stock.

                  (b) Conditional Exercise or Exchange. If the Payees so elect, they may condition the conversion of this Debenture on a Sale of the Company or other transaction being undertaken by the Company and such conversion shall not be deemed to have occurred except concurrently with the Sale of the Company or such other transaction, except that, for purposes of determining whether such conversion is timely it shall be deemed to have occurred one day prior to a Sale of

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the Company or such other transactions. If any exercise of this Debenture is so conditioned, then, subject to delivery of the items required by Section 4(d), the Payees shall deliver the certificates and other evidence of ownership of other securities or other property in such manner as the Payors shall direct as required in connection with the consummation of a Sale of the Company or such other transactions upon which the conversion is conditioned. At any time that the Payors shall give notice to the Payees that the proposed Sale of the Company or other transaction has been abandoned or the Company has withdrawn from participation in such transaction, the Payors shall return the items delivered pursuant to Section 4(d), and the Payees election to convert this Debenture shall be deemed rescinded.

                  (c) Adjustment of Conversion Price.

                  (i) No adjustment in the Conversion Price shall be made in respect of the issuance of additional Securities except as expressly provided below:

                           (1) If the Company shall, at any time or from time to
                  time after the date hereof, issue any Securities (other than Excluded Securities) (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of clause (ii) of this clause (A) below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to each such issuance, then such Conversion Price shall forthwith be lowered to the price equal to the consideration per share received in such issuance.

                  (ii) For the purposes of any adjustment of the Conversion Price pursuant to clause (i) above, the following provisions shall be applicable:

                           (1) In the case of the issuance of Common Stock for
                  cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

                           (2) In the case of the issuance of Common Stock for a
                  consideration in whole or in part other than cash, the consideration other than cash shall, in the case of any Securities that are traded on an established United States securities exchange or reported through the NASDAQ, or otherwise traded over the counter or traded on Portal (in the case of Securities eligible for trading pursuant to Rule 144A under the Securities Act) ("Marketable Securities"), be deemed to be the Market Price and in all other cases, the value of such consideration shall be set by the Board acting reasonably and in good faith.

                           (3) In the case of the issuance of options to
                  purchase or rights to subscribe for Common Stock, Securities by their terms convertible into or exchangeable for Common Stock, or options to


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                  purchase or rights to subscribe for such convertible or
                  exchangeable Securities:

                                    (i) The aggregate maximum number of shares
                           of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                                    (ii) The aggregate maximum number of shares
                           of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable Securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such Securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such Securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above).

                                    (iii) On any change in the number of shares
                           or exercise price of Common Stock deliverable upon the exercise of any such options or rights or the conversion or exchange of such convertible or exchangeable Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or Securities not converted prior to such change or options or rights related to such Securities not converted prior to such change been made upon the basis of such change.

                                    (iv) On the expiration of any such options
                           or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable


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                           Securities, the Conversion Price shall forthwith be
                           readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, Securities or options or rights related to such Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable Securities, or upon the exercise of the options or rights related to such convertible or exchangeable Securities and subsequent conversion or exchange thereof.

                                    (v) In any case in which shares of Common
                           Stock are deemed to have been issued pursuant to subdivisions (i) and (ii) above, no further adjustments in the Conversion Price shall be made upon the subsequent issuance of such Common Stock upon exercise, conversion or exchange.

                  (iii) If, at any time after the date hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up (or if no record date is set, the date such stock dividend, subdivision of stock split is consummated), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be increased in proportion to such increase in outstanding shares of Common Stock.

                  (iv) If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                  (v) In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company, this Debenture shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other Securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of this Debenture would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of


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         this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                  (vi) If any event occurs of the type similar to those contemplated by the provisions of this Section 4(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate reduction in the Conversion Price so as to protect the rights of the holders of the Debentures.

                  (vii) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent.

                  (viii) In any case in which the provisions of this paragraph
         (c) shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (1) issuing to the holder of this Debenture converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph 4(a) or 4(b) above; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash upon the occurrence of such event. If after the determination of such record date the event to which such record date relates does not occur, then the Conversion Price shall be appropriately adjusted to eliminate any adjustment previously made on account of such record date.

                  (ix) Whenever the Conversion Price shall be adjusted as provided in this paragraph (c), the Company shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of this Debenture at such holder's address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (x) below.

                  (x) If the Company shall propose to take any action of the types described in clauses (ii), (iii) or (iv) of this paragraph (c), to Company shall give notice to each holder of this Debenture, in the manner set forth in paragraph (ix) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other Securities or property which shall be deliverable


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         or purchasable upon the occurrence of such action or deliverable upon conversion of this Debentures. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (xi) Each Payor will not, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by such Payor, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4(c) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of this Convertible Debenture against impairment.

                  (xii) The computations of all amounts under this Section 4(c) shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other Securities resulting from the transaction causing an adjustment pursuant to this Section 4(d) have previously been made so as to maintain the relative economic interest of this Debenture vis a vis all other securities issued by the Company.

                  (xiii) The Company shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all time less than or equal to the Conversion Price.

                  (xiv) In the event the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then this Debenture shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate number or amount of such stock, warrants, securities or other property which such Payee could have acquired if such Payee had held the Common Stock acquirable upon complete conversion of their Debenture immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of the grant, issue or sale of such Purchase Rights.

         (d) Conversion Mechanics. Each conversion of this Debenture into shares of Common Stock shall be effected by the delivery of written notice and surrender of this Debenture by the Payees to the Payors stating that such Payees desire to convert the Conversion Amount into the number of shares of the class into which such shares may be converted (the "Converted Securities"). Such notice shall also state the name or names (with addresses) in which the Converted Securities are to be issued and shall include instructions for the delivery thereof. A Payee may make any such notice of conversion conditional upon the happening of any event or the passage of such time as is specified by such Payee in such conversion notice, and may rescind any notice of conversion prior to the effective time thereof specified in any such notice. Not less than 5 Business Days after such surrender and the receipt of such written notice of conversion (each, a "Conversion Payment Date"), the Company will issue, deliver or pay in


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accordance with the surrendering Payee's instructions (A) the certificate or certificates evidencing the Converted Securities issuable upon such conversion,
(B) cash in lieu of fractional shares of Common Stock, as determined pursuant to this Section 4 and (C) a debenture that represents the portion of this Debenture which was not converted on terms identical to this Debenture. Such conversion, to the extent permitted by Law, shall be deemed to have been effected as of the close of business on the date on which such debenture or debentures shall have been surrendered and such notice shall have been received by the Company and becomes effective by its terms (each, a "Surrender Date") and at such time the rights of each Payee as such Payee shall cease with respect to the Conversion Amount and the person or persons in whose name or names the certificate or certificates for the Converted Securities are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Securities. Upon issuance of shares in accordance with this Section 4, such Converted Securities shall be deemed to be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto due to any action of the Company. The Company shall take all such actions as may be necessary to assure that all such shares may be so issued without violation of any applicable Law or any requirements of any domestic securities exchange upon which such shares may be listed (except for official notice of issuance which will be immediately transmitted by the Company upon issuance). The Company shall not close its books against the transfer of securities in any manner which would interfere with the timely conversion of any securities. The issuance of certificates for Converted Securities shall be made without charge to the holders of such securities for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and/or the issuance of such securities; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Converted Securities. In the event the holder of shares converted hereunder, in connection with the conversion of securities hereunder, shall be required to file a notification pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, each Payor and the holder shall take all actions necessary to comply with such notification requirement and the conversion hereunder of the Conversion Amount shall become effective upon the expiration of the applicable waiting period. Subject to Sections 4(a) and (b), no fractional shares of Common Stock or scrip shall be issued upon conversion of any securities. The number of full shares issuable upon conversion shall be computed on the basis of the Conversion Amount to be converted by a Payee. Instead of any fractional shares which would otherwise be issuable upon conversion of the Conversion Amount, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the Market Price of one share of such Common Stock and (ii) such fractional interest. Subject to Sections 4(a) and (b), the holders of fractional interests shall not be entitled to any rights as stockholders of the Company in respect of such fractional interests.

         SECTION 5. DEFENSES.

         The obligations of the Payors under this Debenture shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

         SECTION 6. EXCHANGE OR REPLACEMENT OF CONVERTIBLE DEBENTURE.

                  (a) The Payees collectively may, at their option, in person or by duly authorized attorney, surrender this Debenture for exchange, at the principal business office of any Payor, and the Payees, or each Payee, as the case may be, will receive in exchange therefor, a new Debenture or Debentures, as the case may be, in the same principal amount as the unpaid principal amount of this Debenture, or such Payees percentage allocation (as set forth on Schedule 1 hereto) of the unpaid principal amount, as the case may be, and bearing interest at the same annual rate as this Debenture, such new Debenture, or Debentures, as the case may be, to be dated as of the date of this Debenture and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as the Payees may designate in writing.

                  (b) Upon receipt by the Payors of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Debenture, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Debenture, if mutilated, the Payors will deliver a new Debenture of like tenor in lieu of this Debenture. Any Debenture delivered in accordance with the provisions of this Section 6 shall be dated as of the date of this Debenture.

         SECTION 7. EXTENSION OF MATURITY.

         Should the principal of or interest on this Debenture become due and payable on other than a Business Day, the maturity date thereof shall be extended to the next succeeding Business Day, and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

         SECTION 8. ATTORNEYS' AND COLLECTION FEES.

         Should the indebtedness evidenced by this Debenture or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Debenture be placed in the hands of attorneys for collection, the Payors agree to pay, in addition to principal and interest due and payable hereon, all reasonable costs of collection, including reasonable attorneys' fees and expenses, incurred by the Payees in collecting or enforcing this Debenture.

         SECTION 9. WAIVERS.

                  (a) Each Payor hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Debenture.

                  (b) No delay by any Payee in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by any Payee and then only to the extent set forth therein.

         SECTION 10. AMENDMENTS AND WAIVERS.

         Except for amendments to Schedule 1 hereto that are made to reflect transfers among Payee's and/or its and their affiliates, and do not increase the overall amount of indebtedness hereunder (and such amendments may be made by unanimous agreement among Payees), no provision of this Debenture may be amended or waived except if such amendment and waiver is in writing and is signed, in the case of an amendment, by each Payor and the Payees, or, in the case of a waiver, by the party against whom the waiver is to be effective.

         SECTION 11. GOVERNING LAW.

         This Debenture is made and delivered in, and shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

         SECTION 12. NOTICES.

         The terms and provisions of Section 8.3 of the Purchase Agreement are expressly incorporated into this Debenture.

         SECTION 13. SEVERABILITY.

         If any provision of this Debenture is held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Debenture or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, such provision shall automatically be amended to the extent (but only to the extent) necessary to make it not invalid, prohibited or unenforceable in such jurisdiction, without invalidating the remaining provisions of this Debenture or amending or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 14. ASSIGNMENT.

         Neither the Payors nor the Payees may assign their rights or obligations hereunder to any Person, except that each Payee may assign any of its rights and obligations hereunder to its limited partners or any Affiliate of such Payee.

                                    * * * * *


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
           IN WITNESS WHEREOF, each Payor has duly executed and delivered this Debenture as of the date first written above.

                                             EXCHANGE APPLICATIONS, INC.

                                             By:    /s/ F. Daniel Haley
                                                    Name: F. Daniel Haley
                                                    Title: CSO

                                             EXSTATIC SOFTWARE, INC.

                                             By:    /s/ F. Daniel Haley
                                                    Name: F. Daniel Haley
                                                    Title: CSO